SECOND AMENDMENT TO TRADEMARK LICENSE AGREEMENT

         This SECOND AMENDMENT to the TRADEMARK LICENSE AGREEMENT is dated and effective as of February 18, 2004 ("Second Amendment") by and between BLONDIE ROCKWELL, INC., a New York corporation with offices at c/o Erving Wonder Management, 1500 Samson Street, Philadelphia, PA 19102 (the "Licensor") and INNOVO AZTECA APPAREL, INC., a California corporation with offices at 5804 E. Slauson Ave., Commerce, CA 90040 (the "Licensee"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement (defined below).

         WHEREAS, Licensor and Licensee have entered into that certain Trademark License Agreement dated February 13, 2003 ("Trademark License Agreement"), as amended by that First Amendment to Trademark License Agreement dated September 8, 2003 ("First Amendment") (together the Trademark License Agreement and First Amendment shall be referred to hereinafter as the "Agreement"); and

         WHEREAS, Licensor acknowledges and Licensee warrants and represents that it has incurred expenditures and/or made payments to Licensor as of November 29, 2003 (the "Determination Date") totaling $1,047,474 pursuant to Sections 4(f)(i), 4(f)(ii) and 4(f)(iii) of the Agreement ("Advertising Expenditure Amount"), which such amounts are reflected on Schedule A attached hereto and incorporated herein by reference and are hereby verified by an officer of the Licensee in the certificate on Schedule B attached hereto and incorporated herein by reference; and

         WHEREAS, Licensor and Licensee acknowledge that the Advertising Expenditure Amount expended by Licensee and/or paid to Licensor is in excess of the amount Licensee is obligated to expend pursuant to Sections 4(f)(i), 4(f)(ii) and 4(f)(iii) of the Agreement during the first Annual Period; and

         WHEREAS, Licensor and Licensee desire to, amend the Agreement to clarify and recognize that, as of November 29, 2003, $953,458 of the Advertising Expenditure Amount has been expended by Licensee and/or paid to Licensor in excess of Licensee's obligations under Sections 4(f)(i), 4(f)(ii) and 4(f)(iii) of the Agreement ("Additional Advertising Expenditure Amount") and that said Additional Advertising Expenditure Amount shall satisfy a prepayment of a future obligation owed by Licensee to Licensor for the remainder of the term of the Agreement solely pursuant to Sections 4(f)(i), 4(f)(ii) and 4(f)(iii) of the Agreement, so long as Licensee shall resume advertising payments in accordance with these Sections at such date that an amount equal to the Additional Advertising Expenditure Amount shall have been credited in full to Licensee for its obligations under Sections 4(f)(i), 4(f)(ii) and 4(f)(iii) of the Agreement (the "Recoupment Date"); and

         WHEREAS, Licensor and Licensee desire to amend the Agreement to provide that: (i) following the Recoupment Date, the Advertising Payment, as defined in said Agreement, shall be increased from one percent (1%) to two percent (2%); and (ii) the

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Licensee's Advertising Expense obligation,  as defined in said Agreement,  shall be eliminated.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, stipulate and agree as follows:

         1. Section 4(f)(i) of the Agreement shall be amended by deleting the third sentence thereof in its entirety and replacing it with the following:

         "Licensor  shall  spend the  Advertising  Payments  received by it from
Licensee  for  the  marketing,   advertising  and  promoting  the  Property  and
Trademarks in general in any manner determined by Licensor in its discretion."

         2. A new Section 4(l) shall be added to the Agreement as follows:

         "4(l) Beginning on the Determination Date, all amounts expended by Licensee to pay for the services of Paul Wilmot shall be deemed an advance against Royalties payable to Licensor hereunder."

         3. Licensor and Licensee shall agree that Licensor shall accept the Additional Advertising Expenditure Amount paid by Licensee as a pre-payment for future obligations of Licensee solely pursuant to Sections 4(f)(i), (4)(f)(ii) and 4(f)(iii) of the Agreement and allow Licensee, beginning on the Determination Date, to apply such excess to reduce the Advertising Payment obligation and Advertising Expense obligation as required in Sections 4(f)(i), 4(f)(ii) and 4(f)(iii) to zero until the Recoupment Date, so long as Licensee shall resume payments in accordance with Sections 4(f)(i), 4(f)(ii) and 4(f)(iii) after the Recoupment Date.

         4. Following the Recoupment Date, (i) the parties hereto agree that the Advertising Payment required to be paid to Licensor in accordance with the terms of Section 4(f)(i) of the Agreement, shall be increased from the greater of one percent (1%) of Minimum Net Sales or one percent (1%) of actual Net Sales to the greater of two percent (2%) of Minimum Net Sales or two percent (2%) of actual Net Sales, to paid to Licensor in accordance with the terms of the Agreement, and (ii) Section 4(f)(iii) of the Agreement shall be deleted in its entirety.

         5. Except as specifically modified by this Second Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

         6. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

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         IN WITNESS  WHEREOF,  each of the Licensor and Licensee has caused this
Second Amendment to be executed by its duly authorized officer effective as of February 18, 2004.


                                        LICENSOR:

                                        BLONDIE ROCKWELL, INC.



                                        By:    /s/ Eve Jeffers
                                               -----------------------------
                                               Eve Jeffers

                                        Title: President







                                        LICENSEE:

                                        INNOVO AZTECA APPAREL, INC.



                                        By:    /s/ Samuel J. Furrow, Jr.
                                               -----------------------------
                                               Samuel J. Furrow, Jr.


                                        Its:   Chief Executive Officer




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